CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46320 and 333-46664) Path 1 Network Technologies, Inc. of our report dated February 15, 2002, with respect to the consolidated financial statements of Path 1 Network Technologies, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2001.





                                                        /s/ ERNST & YOUNG LLP


                                                        San Diego, California
                                                        April 11, 2002